Exhibit 99.1

Boston Private Financial Holdings Reports Third Quarter 2010 Results

Q3 Net Loss of $0.10/Share vs. $0.07/Share Net Loss in Q2 10

Boston, MA – October 27, 2010 – Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) (the “Company”) today reported a third quarter 2010 GAAP Net Loss Attributable to the Company of $7.2 million, compared to Net Income Attributable to the Company of $1.1 million in the second quarter of 2010. The net loss for the 2010 period was primarily driven by a $32.1 million in Provision for Loan Losses, largely resulting from credit-related stress in the commercial real estate portfolio at the Company’s Northern California banking affiliate.

After accounting for non-cash equity adjustments and preferred dividends, the Company reported a third quarter 2010 GAAP loss per share of $0.10 compared to a GAAP loss per share of $0.07 in the second quarter of 2010.

President and Chief Executive Officer Clayton G. Deutsch said, “We are taking action based on ongoing economic stress in Northern California and within the commercial real estate market. Due primarily to deterioration in four large relationships in the third quarter, we have substantially increased the Provision for Loan Losses, which drove our net loss for the quarter. We continue to work proactively to deal with the challenges in that market and will continue to maintain an appropriately conservative posture.”

Mr. Deutsch continued, “More broadly, we see a number of encouraging signs across the Company this quarter, highlighted by our pre-tax income, excluding Provision for Loan Losses, of $12.8 million. Excluding the executive transition charges, this figure increases to $16.3 million, which is a 58% year-over-year increase on a normalized basis. We posted a strong overall increase in revenue across our banks and non-banks, and are demonstrating positive expense leverage and positive margin development.”

Key Financials

•

Revenue for the third quarter was $73.7 million, an increase of $3.1 million, or 4%, from $70.7 million on a linked quarter basis. Revenues were up 11% from $66.2 million compared to the same period in 2009.

•

Net Interest Income for the third quarter was $46.4 million, an increase of $1.4 million, or 3%, from $45.0 million on a linked quarter basis. Net Interest Income was up 17% from $39.7 million compared to the same period in 2009.

•

Total Fee Income for the third quarter was $25.5 million, a decrease of $0.3 million, or 1%, from $25.8 million on a linked quarter basis. Total Fee Income was up 6% from $24 million compared to the same period in 2009.

•	Net Interest Margin for the third quarter was 3.42%, up 13 basis points from 3.29% on a linked quarter basis. Net Interest Margin was up 38 basis points from 3.04% compared to the same period in 2009.

•

Operating Expenses for the third quarter were $61 million, an increase of $4.3 million, or 8%, from $56.7 million on a linked quarter basis. Operating Expenses were up 9% from $55.9 million compared to the same period in 2009. Executive transition charges of $3.5 million accounted for the majority of the increases.

•

Tangible Common Equity/Tangible Assets (“TCE/TA”) at the end of the third quarter was 6.80%, a decrease of 31 basis points from 7.11% on a linked quarter basis. TCE/TA was up 49 basis points from 6.31% for the same period in 2009.

•

Total Balance Sheet Assets as of the end of the third quarter were up $164 million, or 3%, to $6 billion on a linked quarter basis. Total Balance Sheet Assets were also up 3% from $5.9 billion compared to the same period in 2009.

•

Provision for Loan Losses for the third quarter was $32.1 million, an increase of $17.1 million, or 114%, from $15 million on a linked quarter basis. Provision for Loan Losses was up 252% from $9.1 million compared to the same period in 2009.

•

Allowance for Loan Losses as a percentage of Total Loans at the end of the third quarter was 2.21%, an increase of 45 basis points from 1.76% on a linked quarter basis. Allowance for Loan Losses as a percentage of Total Loans was up 52 basis points from 1.69% compared to the same period in 2009.

“While the $3.5 million executive transition charges negatively impacted our Operating Expenses in the third quarter, going forward we believe that the transitions will help improve our operating efficiency, which is one of our top priorities. These and other changes to our executive and holding company structure will result in annual cost savings of approximately $4 million,” said David J. Kaye, Chief Financial Officer. “Similarly, the additional Provision for Loan Losses strengthened our Allowance for Loan Losses.”

Total Deposits as of the end of the third quarter increased 3% to $4.5 billion compared to the end of the second quarter of 2010 and were up 8% year-over-year. Total Loans as of the end of the third quarter also increased slightly in the third quarter to $4.5 billion compared to the end of the second quarter of 2010, and were up 5% year-over-year. Residential loans and commercial loans each grew by 2% and 3%, respectively, as of the end of the third quarter compared to the end of the second quarter of 2010.

Non-Performing Loans as a percentage of Total Loans were 3.16% as of the end of the third quarter, an increase of 93 basis points from 2.23% at the end of the second quarter of 2010. Net charge-offs for the quarter were $11.1 million, which represented 0.98% of Total Loans, compared to $9.2 million of net charge-offs during the second quarter of 2010, or 0.82% of Total Loans. Past Due Loans (30-89 days) as a percentage of Total Loans increased 20 basis points, on a linked quarter basis, to 0.37%.

Total Company Assets Under Management (“AUM”) increased during the third quarter of 2010 compared to the second quarter of 2010. Total AUM as of the end of the third quarter was $19.5 billion, an increase of $1.2 billion, or 6%, from $18.3 billion on a linked quarter basis. Total AUM was up 7% on a year-over-year basis. The Company experienced third quarter AUM net inflows of $2 million, as compared to $10 million of net inflows in the prior quarter.

“Looking ahead, we will continue to focus on core earnings growth,” said Mr. Deutsch. “We plan to capitalize on growth opportunities across our private banks. We will look for continued strong performance at our New England bank, which is the model for our overall private banking strategy through its outstanding client service and approach to building relationships, and will accelerate adoption of this model across our entire banking footprint. In addition, we are seeking stronger growth from our wealth advisors and investment managers as they capitalize on client acquisition and development initiatives. And, we will continue to work on improving expense productivity.”

Dividend Payments

Concurrent with the release of the third quarter 2010 earnings, the Board of Directors of the Company declared a cash dividend to shareholders of $0.01 per share. The record date for this dividend is November 10, 2010 and the payment date is November 24, 2010.

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures, such as the TCE/TA ratio and pre-tax, pre-provision income, to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector. A detailed reconciliation table of the Company’s GAAP to the non-GAAP measures is attached.

Conference Call

Management will hold a conference call at 9 a.m. Eastern Time on Thursday, October 28, to discuss the financial results in more detail. To access the call:

Dial In #: 866-730-5767

International Dial In #: 857-350-1591

Passcode: 98597604

Replay Information:

Available from Oct. 28 at 12 noon to Nov. 4

Dial In #: 888-286-8010

International Dial In #: 617-801-6888

Passcode: 43172166

The call will be simultaneously webcast and may be accessed on www.bostonprivate.com.

Boston Private Financial Holdings, Inc.

Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) is a national financial services organization comprised of affiliates located in key regions of the U.S. that offer private banking, wealth advisory and investment management services to the high net worth marketplace, selected businesses and institutions. The Company enters demographically attractive markets through selective acquisitions and then expands by way of organic growth. It employs a distinct business strategy, empowering its affiliates to serve their clients at the local level, while at the same time providing strategic oversight and access to resources, both financial and intellectual, to support management, compliance and risk management, legal, marketing, and operations.

For more information about BPFH, visit the Company’s website at www.bostonprivate.com.

Note to Editors:

Boston Private Financial Holdings, Inc. is not to be confused with Boston Private Bank & Trust Company. Boston Private Bank & Trust Company is a locally operated and wholly-owned subsidiary of BPFH. The information reported in this press release is related to the performance and results of BPFH.

###

CONTACT:

Jeanne Hess

Assistant Vice President, Investor Relations

Boston Private Financial Holdings, Inc.

(617) 912-3798

jhess@bostonprivate.com

John Hartz

Sloane & Company

857-598-4779

jhartz@sloanepr.com

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements, which are based on certain assumptions and describe our future plans, strategies and expectations, include, among others, statements regarding our strategy, effectiveness of our investment programs, and evaluations of future interest rate trends and liquidity, expectations as to growth in assets, deposits and results of operations, receipt of regulatory approval for pending acquisitions, success of acquisitions, future operations, market position, financial position, and prospects, plans and objectives of management. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s private banking, investment management and wealth advisory activities; changes in interest rates; competitive pressures from other financial institutions; the effects of a continuing deterioration in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect borrowers’ ability to service and repay our loans; changes in the value of the securities in our investment portfolio, changes in loan defaults and charge-off rates; the adequacy of loan loss reserves; reductions in deposit levels necessitating increased borrowing to fund loans and investments; increasing government regulation, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; and risks related to the identification and implementation of acquisitions; and changes in assumptions used in making such forward looking statements, as well as the other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K, as updated by the Company’s Quarterly Reports on Form 10-Q; and other filings submitted to the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Boston Private Financial Holdings, Inc.

Selected Financial Data (1)

(In Thousands, except share data)

(Unaudited)

(In thousands, except per share data)	Sept 30, 2010	Sept 30, 2009	June 30, 2010
FINANCIAL DATA:

Total Balance Sheet Assets (1)	$6,031,266	$5,869,589	$5,867,709
Total Equity	533,762	619,176	540,666
Cash and Investment Securities	1,157,657	1,170,638	1,016,840

Commercial Loans	2,386,378	2,327,291	2,327,240
Construction and Land Loans	210,915	336,756	259,829
Residential Mortgage Loans	1,634,958	1,471,811	1,601,714
Home Equity and Other Consumer Loans	298,023	194,515	297,418

Total Loans	4,530,274	4,330,373	4,486,201

Loans Held for Sale	22,290	18,308	28,449
Other Real Estate Owned (“OREO”)	13,069	16,442	12,113

Deposits	4,492,516	4,141,023	4,380,793
Borrowings	886,741	956,158	839,539

Book Value Per Common Share	$6.21	$6.20	$6.45
Market Price Per Share	$6.54	$6.47	$6.43

ASSETS UNDER MANAGEMENT AND ADVISORY:

Private Banking	$3,561,000	$3,421,000	$3,405,000
Investment Managers	7,521,000	6,972,000	6,880,000
Wealth Advisory	7,553,000	6,928,000	7,210,000
Less: Inter-company Relationship	(18,000)	(18,000)	(17,000)

Consolidated Affiliate Assets Under Management and Advisory	$18,617,000	$17,303,000	$17,478,000

Unconsolidated	840,000	815,000	800,000

Total Unconsolidated Assets Under Management and Advisory	$19,457,000	$18,118,000	$18,278,000

FINANCIAL RATIOS:

Total Equity/Total Assets	8.85%	10.55%	9.21%
Tangible Common Equity/Tangible Assets (2)	6.80%	6.31%	7.11%
Allowance for Loan Losses/Total Loans	2.21%	1.69%	1.76%
Allowance for Loan Losses/Non-Accrual Loans	71%	85%	81%

Boston Private Financial Holdings, Inc.

Selected Financial Data (1)

(In Thousands, except share data)

(Unaudited)

	Three Months Ended		Three Months Ended	Nine Months Ended
	Sept 30, 2010	Sept 30, 2009	June 30, 2010	Sept 30, 2010	Sept 30, 2009
OPERATING RESULTS:
Net Interest Income	$46,444	$39,717	$45,017	$135,772	$118,428
Investment Management and Trust Fees:
Private Banking	5,599	5,386	5,766	17,081	15,328
Investment Managers	8,712	8,346	9,390	27,260	24,161

Total Investment Management and Trust Fees	14,311	13,732	15,156	44,341	39,489
Total Wealth Advisory Fees	9,525	8,927	9,304	28,087	25,696
Other Private Banking Fees	1,678	1,317	1,370	4,320	4,403

Total Fees	25,514	23,976	25,830	76,748	69,588
Gain on Sale of Loans, net	713	784	500	1,670	4,647
Other Revenue, Gains and (Losses), net (3)	1,072	1,763	(697)	1,942	9,850

Total Fees and Other Income	27,299	26,523	25,633	80,360	84,085

Total Revenue	73,743	66,240	70,650	216,132	202,513

Provision for Loan Losses	32,050	9,099	14,962	54,627	31,155

Salaries and Employee Benefits	38,662	32,868	34,653	107,164	95,272
Occupancy and Equipment	7,036	6,731	6,696	20,519	19,837
Professional Services	4,857	4,429	4,324	14,025	14,362
FDIC Insurance	2,137	2,619	2,266	6,490	7,734
Other operating expenses (4)	8,287	9,289	8,726	25,480	28,014

Total Operating Expense	60,979	55,936	56,665	173,678	165,219

Income/(Loss) from Continuing Operations, before Tax	(19,286)	1,205	(977)	(12,173)	6,139
Income Tax Expense/(Benefit)	(12,412)	815	(1,202)	(11,278)	1,629

Net Income/(Loss) from Continuing Operations	(6,874)	390	225	(895)	4,510
Discontinued Operations, Net of Tax (1)	267	(30,614)	1,509	1,812	(39,006)

Net Income/(Loss) before Attribution to Noncontrolling Interest	(6,607)	(30,224)	1,734	917	(34,496)

Less: Net Income Attributable to the Noncontrolling Interest	629	1,136	616	1,929	2,481

Net Income/(Loss) Attributable to the Company	$(7,236)	$(31,360)	$1,118	$(1,012)	$(36,977)

Boston Private Financial Holdings, Inc.

Selected Financial Data (1)

(In Thousands, except share data)

(Unaudited)

	Three Months Ended		Three Months Ended	Nine Months Ended
	Sept 30, 2010	Sept 30, 2009	June 30, 2010	Sept 30, 2010	Sept 30, 2009
PER SHARE DATA:

Calculation of Income/(Loss) for EPS:

Net Income/(Loss) from Continuing Operations	$(6,874)	$390	$225	$(895)	$4,510
Less: Net Income Attributable to Noncontrolling Interests	629	1,136	616	1,929	2,481

Net Income/(Loss) from Continuing Operations Attributable to the Company	$(7,503)	$(746)	$(391)	$(2,824)	$2,029
Adjustments to Net Income/(Loss) Attributable to the Company to Arrive at Net Income/(Loss) Attributable to Common Shareholders (5)	163	(9,852)	(6,160)	(9,466)	(26,357)

Net Income/(Loss) from Continuing Operations Attributable to the Common Shareholders	$(7,340)	$(10,598)	$(6,551)	$(12,290)	$(24,328)
Net Income/(Loss) from Discontinued Operations	$267	$(30,614)	$1,509	$1,812	$(39,006)

Net Income/(Loss) Attributable to the Common Shareholder	$(7,073)	$(41,212)	$(5,042)	$(10,478)	$(63,334)

Calculation of Average Shares Outstanding:
Weighted Average Basic Shares	74,154	68,552	68,787	70,293	67,034
Weighted Average Diluted Shares	74,154	68,552	68,787	70,293	67,034

Earnings/(Loss) per Share - Basic and Diluted
Earnings/(Loss) per Share from Continuing Operations	$(0.10)	$(0.15)	$(0.09)	$(0.18)	$(0.37)
Income/(Loss) per Share from Discontinued Operations	$0.00	$(0.45)	$0.02	$0.03	$(0.58)
Earnings/(Loss) per Share	$(0.10)	$(0.60)	$(0.07)	$(0.15)	$(0.95)

Boston Private Financial Holdings, Inc.

Selected Financial Data (1)

(In Thousands, except share data)

(Unaudited)

AVERAGE BALANCE SHEET:	Average Balance Three Months Ended			Interest Income/Expense Three Months Ended			Average Yield/Rate Three Months Ended
	Sept 30,		June 30,	Sept 30,		June 30,	Sept 30,		June 30,
	2010	2009	2010	2010	2009	2010	2010	2009	2010
AVERAGE ASSETS
Earning Assets
Cash and Investments (6)	$1,084,506	$1,125,566	$1,222,464	$5,689	$7,061	$5,732	2.10%	2.51%	1.88%
Loans (7)
Commercial and Construction (6)	2,587,847	2,708,943	2,605,125	36,481	39,292	35,414	5.56%	5.75%	5.41%
Residential Mortgage	1,637,831	1,385,723	1,563,746	19,621	18,028	19,251	4.79%	5.20%	4.92%
Home Equity and Other Consumer	295,395	210,366	277,473	3,116	2,372	3,842	4.16%	4.43%	5.52%

Total Earning Assets	5,605,579	5,430,598	5,668,808	64,907	66,753	64,239	4.59%	4.89%	4.52%

Allowance for Loan Losses	(81,543)	(72,815)	(74,923)
Cash and due From Banks (Non-Interest Bearing)	27,983	22,325	13,385
Other Assets (1)	443,124	1,873,352	493,339

TOTAL AVERAGE ASSETS	$5,995,143	$7,253,460	$6,100,609

AVERAGE LIABILITIES AND STOCKHOLDERS’ EQUITY

Interest-Bearing Liabilities:
Deposits:
Savings and NOW	$559,413	$470,852	$536,905	$467	$823	$515	0.33%	0.69%	0.38%
Money Market	1,698,381	1,236,179	1,653,006	3,821	5,004	3,762	0.89%	1.61%	0.91%
Certificates of Deposits	1,277,670	1,589,505	1,340,825	4,422	9,222	5,104	1.37%	2.30%	1.53%

Total Deposits	3,535,464	3,296,536	3,530,736	8,710	15,049	9,381	0.98%	1.81%	1.07%
Junior Subordinated Debentures and Other Long-term Debt	193,645	239,028	193,645	2,511	3,072	2,504	5.19%	5.14%	5.17%
FHLB Borrowings and Other	614,459	768,985	617,181	5,392	7,184	5,589	3.43%	3.69%	3.58%

Total Interest-Bearing Liabilities	4,343,568	4,304,549	4,341,562	16,613	25,305	17,474	1.51%	2.33%	1.61%

Non-interest Bearing Demand Deposits	986,892	820,082	1,037,556
Payables and Other Liabilities (1)	104,806	1,433,561	106,308

Total Liabilities	5,435,266	6,558,192	5,485,426
Redeemable Non-Controlling Interest	19,542	51,388	20,569
Stockholders’ Equity	540,335	643,880	594,614

TOTAL AVERAGE LIABILITIES & STOCKHOLDERS’ EQUITY	$5,995,143	$7,253,460	$6,100,609

Net Interest Income - on a Fully Taxable Equivalent Basis (FTE)				$48,294	$41,448	$46,765
FTE Adjustment (6)				1,850	1,731	1,748

Net Interest Income (GAAP Basis)				$46,444	$39,717	$45,017
Interest Rate Spread							3.08%	2.56%	2.91%
Net Interest Margin							3.42%	3.04%	3.29%

Boston Private Financial Holdings, Inc.

Selected Financial Data (1)

(In Thousands, except share data)

(Unaudited)

AVERAGE BALANCE SHEET:	Average Balance		Interest Income/Expense		Average Yield/Rate
	Nine Months Ended		Nine Months Ended		Nine Months Ended
	Sept 30,		Sept 30,		Sept 30,
	2010	2009	2010	2009	2010	2009
AVERAGE ASSETS
Earning Assets
Cash and Investments (6)	$1,239,698	$1,030,896	$17,841	$23,846	1.92%	3.14%
Loans (7)
Commercial and Construction (6)	2,569,262	2,693,669	109,482	116,962	5.59%	5.78%
Residential Mortgage	1,572,909	1,342,916	57,758	53,332	4.90%	5.30%
Home Equity and Other Consumer	278,313	204,487	9,418	6,821	5.01%	4.42%

Total Earning Assets	5,660,182	5,271,968	194,499	200,961	4.56%	5.09%

Allowance for Loan Losses	(75,446)	(69,801)
Cash and due From Banks (Non-Interest Bearing)	29,658	25,223
Other Assets (1)	500,203	1,956,521

TOTAL AVERAGE ASSETS	$6,114,597	$7,183,911

AVERAGE LIABILITIES AND STOCKHOLDERS’ EQUITY

Interest-Bearing Liabilities:
Deposits:
Savings and NOW	$537,323	$446,317	$1,575	$2,512	0.39%	0.75%
Money Market	1,666,649	1,132,606	11,504	14,997	0.92%	1.77%
Certificates of Deposits	1,361,830	1,505,086	15,642	28,492	1.54%	2.53%

Total Deposits	3,565,802	3,084,009	28,721	46,001	1.08%	1.99%
Junior Subordinated Debentures and Other Long-term Debt	193,645	250,037	7,505	9,473	5.17%	5.05%
FHLB Borrowings and Other	635,764	850,072	17,121	21,717	3.55%	3.40%

Total Interest-Bearing Liabilities	4,395,211	4,184,118	53,347	77,191	1.62%	2.46%

Non-interest Bearing Demand Deposits	1,011,493	828,918
Payables and Other Liabilities (1)	100,739	1,467,817

Total Liabilities	5,507,443	6,480,853
Redeemable Non-Controlling Interest	20,508	38,650
Stockholders’ Equity	586,646	664,408

TOTAL AVERAGE LIABILITIES & STOCKHOLDERS’ EQUITY	$6,114,597	$7,183,911

Net Interest Income - on a FTE Basis			$141,152	$123,770
FTE Adjustment (6)			5,380	5,342

Net Interest Income (GAAP Basis)			$135,772	$118,428
Interest Rate Spread					2.94%	2.63%
Net Interest Margin					3.31%	3.13%

	Three Months Ended		Three Months Ended	Nine Months Ended
	Sept 30,	Sept 30,	June 30,	Sept 30,
	2010	2009	2010	2010	2009
OPERATING RATIOS:
Return on Average Equity	(5.36%)	(19.48%)	0.75%	(0.35%)	(11.13%)
Return on Average Assets	(0.48%)	(1.73%)	0.07%	(0.03%)	(1.03%)

Boston Private Financial Holdings, Inc.

Selected Financial Data (1)

(In Thousands, except share data)

(Unaudited)

LOAN DATA AND CREDIT QUALITY (8):	Sept 30, 2010	Sept 30, 2009	June 30, 2010

Commercial Loans:
New England	$1,082,877	$1,077,227	$1,048,562
Northern California	935,994	901,496	946,171
Southern California	233,383	233,899	226,215
Pacific Northwest	134,337	115,287	106,607
Eliminations and other, net	(213)	(618)	(315)

Total Commercial Loans	$2,386,378	$2,327,291	$2,327,240

Construction and Land Loans:
New England	$97,585	$98,181	$105,642
Northern California	97,791	182,448	134,153
Southern California	1,869	8,300	3,068
Pacific Northwest	13,670	47,827	16,966

Total Construction and Land Loans	$210,915	$336,756	$259,829

Residential Mortgage Loans:
New England	$1,154,671	$1,116,088	$1,134,756
Northern California	277,321	213,370	262,762
Southern California	159,321	120,175	158,425
Pacific Northwest	43,645	22,178	45,771

Total Residential Mortgage Loans	$1,634,958	$1,471,811	$1,601,714

Home Equity and Other Consumer Loans:
New England	$201,569	$96,063	$197,410
Northern California	72,152	69,502	73,452
Southern California	15,529	20,733	18,078
Pacific Northwest	6,567	4,308	6,206
Eliminations and other, net	2,206	3,909	2,272

Total Home Equity and Other Consumer Loans	$298,023	$194,515	$297,418

Total Loans
New England	$2,536,702	$2,387,559	$2,486,370
Northern California	1,383,258	1,366,816	1,416,538
Southern California	410,102	383,107	405,786
Pacific Northwest	198,219	189,600	175,550
Eliminations and other, net	1,993	3,291	1,957

Total Loans	$4,530,274	$4,330,373	$4,486,201

Boston Private Financial Holdings, Inc.

Selected Financial Data (1)

(In Thousands, except share data)

(Unaudited)

	Sept 30, 2010	Sept 30, 2009	June 30, 2010
Allowance for Loan Losses:
New England	$30,948	$27,131	$28,841
Northern California	49,824	22,146	29,720
Southern California	12,346	11,698	12,822
Pacific Northwest	6,892	12,035	7,690

Total Allowance for Loan Losses	$100,010	$73,010	$79,073

Accruing Classified Loans (9):
New England	$19,228	$4,720	$12,867
Northern California	66,061	6,373	24,723
Southern California	11,467	13,235	11,838
Pacific Northwest	9,308	24,712	11,732

Total Accruing Classified Loans	$106,064	$49,040	$61,160

Non-performing Loans:
New England	$20,872	$9,668	$14,638
Northern California	99,573	42,714	54,397
Southern California (10)	12,585	27,398	17,726
Pacific Northwest	10,060	20,058	13,505

Total Non-performing Loans	$143,090	$99,838	$100,266

Other Real Estate Owned:
New England	$892	$740	$1,050
Northern California	4,283	6,279	3,719
Southern California	4,141	6,439	4,141
Pacific Northwest	3,753	2,984	3,203

Total Other Real Estate Owned	$13,069	$16,442	$12,113

Loans 30-89 Days Past Due:
New England	$5,515	$2,185	$4,474
Northern California	8,270	136	392
Southern California	2,860	5,713	2,628
Pacific Northwest	226	3,321	33

Total Loans 30-89 Days Past Due	$16,871	$11,355	$7,527

Loans Charged-off/(Recovered), Net for the Three Months Ended:
New England	$393	$546	$1,784
Northern California	11,896	130	7,216
Southern California	(1,224)	2,410	444
Pacific Northwest	48	4,005	(293)

Total Net Loans Charged-off	$11,113	$7,091	$9,151

Loans Charged-off/(Recovered), Net for the Nine Months Ended:
New England	$3,215	$1,938
Northern California	20,901	1,452
Southern California	(1,635)	7,952
Pacific Northwest	580	10,894

Total Net Loans Charged-off	$23,061	$22,236

Boston Private Financial Holdings, Inc.

Selected Financial Data (1)

(In Thousands, except share data)

(Unaudited)

(1)	Total Balance Sheet Assets at Sept 30, 2009 includes assets from discontinued operations of $40.2 million.

In 2009, the Company completed the sale of its affiliates Boston Private Value Investors, Sand Hill Advisors, RINET, Gibraltar, and Westfield Capital Management. Accordingly, prior period and current financial information related to the divested companies are included with discontinued operations. Average Other Assets for the three and nine months ended Sept 30, 2009 includes average assets from discontinued operations of $1.5 billion, and $1.6 billion respectively. Average Payables and Other Liabilities for both the three and nine months ended Sept 30, 2009 includes average payables and other liabilities from discontinued operations of $1.4 billion. Prior period AUM, for comparative purposes, was adjusted to exclude the assets managed from the divested companies.

(2)	The Company uses certain non-GAAP financial measures, such as the Tangible Common Equity to Tangible Assets ratio, and pre-tax pre-provision income to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector.

A reconciliation from the Company’s GAAP Total Equity to Total Assets ratio to the Non-GAAP Tangible Common Equity to Tangible Assets ratio is presented below:

The Company calculates tangible assets by adjusting total assets to exclude goodwill and intangible assets.

The Company calculates tangible common equity by adjusting total equity to exclude: the equity from the TARP funding,

goodwill and intangible assets and includes the difference between redemption value and value per ARB 51 for redeemable non-controlling interests.

	Sept 30, 2010	Sept 30, 2009	June 30, 2010
Total Balance Sheet Assets(1)	$6,031,266	$5,869,589	$5,867,709
LESS: Goodwill and Intangible Assets, Net	(146,153)	(149,134)	(147,451)

Tangible Assets (non-GAAP)	5,885,113	5,720,455	5,720,258

Total Equity	533,762	619,176	540,666
LESS: Goodwill and intangible assets, Net	(146,153)	(149,134)	(147,451)
TARP Funding	—	(154,000)	—
ADD: Difference between redemption value of non-controlling interests and value under ARB 51	12,608	44,963	13,659

Total adjusting items	(133,545)	(258,171)	(133,792)
Tangible Common Equity (non-GAAP)	400,217	361,005	406,874

Total Equity/Total Assets	8.85%	10.55%	9.21%
Tangible Common Equity/Tangible Assets (non-GAAP)	6.80%	6.31%	7.11%

A reconciliation from the Company’s GAAP Income/(Loss) from Continuing Operations, before tax to the Non-GAAP Income/(Loss) Pre-tax, Pre-Provision is presented below:

The Company calculates pre-tax pre-provision income by adding the provision for loan losses to income/(loss) from continuing operations, before tax.

	Three Months Ended		Three Months Ended	Nine Months Ended
	Sept 30, 2010	Sept 30, 2009	June 30, 2010	Sept 30, 2010	Sept 30, 2009
Income/(Loss) from Continuing Operations, before Tax	(19,286)	1,205	(977)	(12,173)	6,139
Provision for Loan Losses	32,050	9,099	14,962	54,627	31,155

Income/(Loss) Pre-tax, Pre-Provision	12,764	10,304	13,985	42,454	37,294

(3)	Other revenue, gains and (losses), net, as presented in these tables, includes gain on repurchase of debt; gain on sale of investments, net; gain on sale of other real estate owned (OREO), net; and other miscellaneous revenue.

(4)	Other operating expenses, as presented in these tables, include expenses related to Marketing and Business Development, Contract Services and Processing, and Amortization of intangibles.

Boston Private Financial Holdings, Inc.

Selected Financial Data (1)

(In Thousands, except share data)

(Unaudited)

(5)	Adjustments to net income attributable to the Company to arrive at net loss attributable to common shareholders, as presented in these tables, include Decrease/ (Increase) in Noncontrolling Interests Redemption Value; Dividends on Preferred Securities; Accretion of Discount on Series C Preferred Stock; and Accretion of Series B Preferred Stock Beneficial Conversion Feature.

(6)	Interest income on non-taxable investments and loans are presented on an FTE basis using the federal statutory rate.

(7)	Includes loans held for sale and non-accrual loans.

(8)	The concentration of the Private Banking loan data and credit quality is based on the location of the lender. Net loans from the Holding Company to certain principals of the Company’s affiliate partners, loans at the Company’s non-banking segments, and inter-company loan eliminations are identified as “Eliminations and other, net”.

(9)	Accruing classified loans include loans that are classified as substandard but are still accruing interest income. The Banks may classify a loan as substandard where known information about possible credit problems of the related borrowers causes management to have doubts as to the ability of such borrowers to comply with the present repayment terms and which may result in disclosure of such loans as nonperforming at some time in the future.

(10)	Includes the non-strategic loans held for sale of $2.9 million, $13.8 million, and $3.0 million, at Sept 30, 2010, Sept 30, 2009 and June 30, 2010, respectively.